UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2024 (October 28, 2024)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	001-41368	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	EFSH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2024, 1847 Holdings LLC (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain purchasers (the “Purchasers”) and a placement agency agreement (the “Placement Agreement”) with Spartan Capital Securities, LLC, as placement agent (the “Placement Agent”), relating to the Company’s public offering of units (the “Offering”). Pursuant to the Purchase Agreement and the Placement Agreement, the Company agreed to issue and sell to the Purchasers an aggregate of 8,809,512 common units and/or pre-funded units, at a purchase price of $1.26 per unit (minus $0.01 per pre-funded unit), for total gross proceeds of approximately $11.1 million, pursuant to the Company’s registration statement on Form S-1 (File No. 333-282201) under the Securities Act of 1933, as amended (the “Securities Act”).

The units are comprised of (i) 7,557,134 common shares and pre-funded warrants for the purchase of 1,252,378 common shares (the “Pre-Funded Warrants”), (ii) series A warrants to purchase 8,809,512 common shares at an exercise price of $1.90 per share (the “Series A Warrants”) and (iii) series B warrants to purchase 8,809,512 common shares at an exercise price of $2.52 per share (the “Series B Warrants,” and together with the Pre-Funded Warrants and the Series A Warrants, the “Warrants”).

On October 30, 2024, the closing of the Offering was completed. Pursuant to the Placement Agreement, the Placement Agent received a cash transaction fee equal to 8% of the aggregate gross proceeds, a non-accountable expense allowance equal to 1% of the aggregate gross proceeds and reimbursement of certain out-of-pocket expenses. After deducting these expenses, the Company received net proceeds of approximately $9.9 million.

The Pre-Funded Warrants are exercisable at any time until they are exercised in full at an exercise price of $0.01 per share, which has been pre-paid by the Purchasers in full. The exercise price and number of common shares issuable upon exercise will adjust in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting the common shares. Notwithstanding the foregoing, a holder will not have the right to exercise any portion of a Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99% (at the Purchaser’s option) of the number of common shares outstanding immediately after giving effect to the exercise, which such percentage may be increased or decreased by the holder, but not in excess of 9.99%, upon at least 61 days’ prior notice to the Company.

The Series A Warrants are exercisable at any time at an exercise price of $1.90 per share and will expire five years from the date of issuance. The Series B Warrants are exercisable at any time at an exercise price of $2.52 per share and will expire five years from the date of issuance. Under an alternate cashless exercise option contained in the Series A Warrants, the holders of the Series A Warrants will have the right to receive an aggregate number of shares equal to the product of (i) the aggregate number of common shares that would be issuable upon a cash exercise of the Series A Warrants and (ii) 2.0. In addition, the Series A Warrants and the Series B Warrants contain a reset of the exercise price to a price equal to the lesser of (i) the then exercise price and (ii) lowest volume weighted average price for the five trading days immediately preceding and immediately following the date the Company effects a reverse share split in the future with a proportionate adjustment to the number of shares underlying the Series A Warrants and the Series B Warrants, subject to a floor price of $0.10. Finally, with certain exceptions, the Series B Warrants provide for an adjustment to the exercise price and number of shares underlying such the Series B Warrants upon the Company’s issuance of common shares or common share equivalents at a price per share that is less than the exercise price of the Series B Warrants, subject to a floor price of $0.10.

The Purchase Agreement, Placement Agreement and Warrants include customary representations, warranties and covenants by the Company. They also provide that the Company will indemnify the Purchasers and the Placement Agent against certain liabilities, including liabilities under the Securities Act.

The foregoing summary of the terms and conditions of the Purchase Agreement, the Placement Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of those documents attached as Exhibits hereto, which are incorporated herein by reference.

Item 8.01	Other Events.

On October 28, 2024, the Company issued a press release announcing the Offering. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On October 30, 2024, the Company issued a press release announcing the closing of the Offering. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1	Placement Agency Agreement, dated October 28, 2024, between 1847 Holdings LLC and Spartan Capital Securities, LLC
4.1	Form of Pre-Funded Warrant to Purchase Common Shares, dated October 30, 2024
4.2	Form of Series A Warrant to Purchase Common Shares, dated October 30, 2024
4.3	Form of Series B Warrant to Purchase Common Shares, dated October 30, 2024
10.1	Form of Securities Purchase Agreement, dated October 28, 2024, among 1847 Holdings LLC and the Purchasers signatory thereto
99.1	Press Release issued on October 28, 2024
99.2	Press Release issued on October 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2024	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
	Name:	Ellery W. Roberts
	Title:	Chief Executive Officer

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